EXHIBIT 21.1

List of Subsidiaries of WW International, Inc.

Fortuity Pty. Ltd., incorporated in Australia

WW Services (Aust) Pty Ltd, incorporated in Australia

WW Belgium NV, incorporated in Belgium

Vigilantes do Peso Marketing Ltda., incorporated in Brazil

WW Canada, ULC, incorporated in Canada

Weight Watchers de Colombia Ltda., incorporated in Colombia

W Holdco, Inc., incorporated in Delaware

Weekend Health, Inc., incorporated in Delaware

WW.com, LLC, incorporated in Delaware

WW Canada Holdco, Inc., incorporated in Delaware

WW Foods, LLC, incorporated in Delaware

WW Good Foundation, Inc., incorporated in Delaware

WW Health Solutions, Inc., incorporated in Delaware

WW North America Holdings, LLC, incorporated in Delaware

WW (Deutschland) GmbH, incorporated in Germany

Denross Limited, incorporated in Ireland

WW ROI Wellness Holdings Limited, incorporated in Ireland

WW Netherlands B.V., incorporated in the Netherlands

The Weight Watchers Foundation, Inc., incorporated in New York

W.W.I. European Services, Ltd., incorporated in New York

Weight Watchers New Zealand Limited, incorporated in New Zealand

WW New Zealand Unit Trust, incorporated in New Zealand

WW Nordics AB, incorporated in Sweden

WW (Switzerland) SA, incorporated in Switzerland

Checkweight Limited, incorporated in the United Kingdom

Weight Watchers UK Holdings Ltd, incorporated in the United Kingdom

WW GBR Limited, incorporated in the United Kingdom

WW NI Holdco Limited, incorporated in the United Kingdom